OWOL FOUNDERS VOTING TRUST
                                    AGREEMENT

         This OWOL Founders Voting Trust Agreement is made effective the 25th day of May, 2000 between certain shareholders owning Super Voting Preferred Stock of One World Online.Com, Inc., a Nevada corporation (hereinafter the "Company"), with its principal office in Provo, State of Utah, whose names are subscribed on the Agreement, and all other shareholders who shall join and become parties to this agreement (hereinafter the "Shareholders"), and David N. Nemelka as trustee (hereinafter the "Trustee").

         WHEREAS, the Shareholders believe their object to insure continuity and stability of policy and management of the Company can be best accomplished by acting together jointly and severally in the manner set forth in this Agreement, and in particular by giving to the Trustee as their agent and attorney-in-fact an irrevocable power of sale upon the terms and conditions set forth in this Agreement; and

         WHEREAS, for the purpose of this protection the Shareholders have requested the Trustee to take and hold for the duration of this Agreement the legal title to their shares, the legal title to be held by the Trustee in trust for the common benefit of the Shareholders under the terms and conditions set forth in this Agreement and the Trustee has agreed so to do.

         NOW, THEREFORE, pursuant to UCA ss. 16-10a-730 (1995) the Shareholders in consideration of these mutual promises agree to and with the Trustee as follows:

         1. Transfer of Stock to Trustee. Each of the Shareholders shall assign and deliver to the Trustee certificates representing the number of shares of stock owned by them and in the number set opposite their names as set forth on Exhibit A attached hereto. The Shareholders shall do all things necessary for the transfer of their respective shares to the Trustee on the books of the Company, One World Online.Com, Inc., and also to cause any further transfers of the shares to be made which may become necessary through the occurrence of any change of the persons holding the office of Trustee as provided. The Trustee shall surrender to the proper officers of the Company for cancellation all certificates of stock which shall be assigned and delivered to him, and the Company shall issue new certificates therefor in the name of the Trustee under this Agreement.

         2. Power of Trustee. During the period this Agreement shall be in force, the Trustee shall possess the legal title to the shares deposited and shall be entitled to exercise all rights of every type and nature including, without limitation, the right to vote in person or by proxy with respect to any and all shares. The Trustee shall have the right to exercise in person or by proxy all voting rights and powers in respect of all stock deposited and to take part in or consent to any corporate or shareholders' action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever which may be presented at any meeting or require the consent of shareholders of the Company. Without limiting such general right, it is understood that such action or proceeding may include, upon terms satisfactory to the Trustee, the sale of all or any part of the Company and the dissolution of the Company or the consolidation, merger, reorganization or recapitalization of the company.

                  (a) Considering the foregoing, the right of the Trustee to vote shall include the right of the Trustee to vote for himself as a director and/or officer of the Company, and participate in fixing the amount of compensation therefor or as an employee of the Company. Further, the Trustee, or any firm of which he is an employee, owner, director, or agent, may contract with the Company or be or become pecuniarily interested in any matter or transaction to which the Company may be a party, as fully as though that person were not a Trustee hereunder.

                  (b) The Trustee, however, shall exercise the voting powers and rights of the stock placed within the Trust after he has determined how the Shareholders would like him to vote. In the event that the Shareholders cannot come to a unanimous agreement, then the Trustee shall take an informal poll of the Shareholders. Based on the results of this informal poll, the Trustee shall exercise the voting powers of the stock placed within the trust according to desires of two-thirds of the Shareholders.

         3. [Dividends/Interest]. The Shareholder who holds each Voting Trust Certificate shall be entitled to receive, from time to time, payments equal to the [dividend/interest] received by the Trustee, upon a like number of shares as is specified in the Voting Trust Certificate. The Trustee shall collect and receive all [dividends/interest] that may accrue upon the shares of stock subject to this trust, if any, and shall divide the [dividends/interest] among the Shareholders who hold Voting Trust Certificates in proportion to the number of shares respectively represented by their Voting Trust Certificates.

         4. Voting Trust Certificates. The Trustee shall issue to each of the Shareholders a Voting Trust Certificate for the initial number of shares represented by the certificates of stock transferred by the Shareholders to the Trustee pursuant to this Agreement. Each Voting Trust Certificate shall state that it is issued pursuant to this Agreement, and shall set forth the nature and proportional amount of the beneficial interest thereunder of the person to whom it is issued, and shall be assignable, after the manner of certificates of stock on books to be kept by the Trustee. The books shall be available for inspection by Voting Trust Certificate holders during business hours at the principal office of the Trustee at [4778 N. 300 W, Suite 200, Provo, Utah].

                  (a) The certificates shall be in substantially the form as shown on Exhibit B attached hereto.

         5. Additional Shares. From time to time after this Agreement shall have taken effect, if a Shareholder receives additional shares of common stock of the Company, that stock shall be transferred to the Trustee as provided in this Agreement, and shall be subject to the terms and conditions of this Agreement. In addition, the Trustee may receive any additional shares, including stock dividends or stock splits, of the common stock of the Company. Upon receipt by the Trustee, all such shares shall become subject to the terms of this Agreement, whether or not evidenced by a Voting Trust Certificate.

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

         6. Transfer of Certificates. During the period from the date of this Agreement to and including the Termination Date (as that date is hereinafter defined), the Shareholders agree with each other and with the Trustee, and the Trustee accepts the trust upon the condition that during the term of this Agreement the Shareholders will not attempt to sell, assign or otherwise transfer their respective deposited shares except following a withdrawal of shares pursuant to Section 8 of this Agreement. However, it is understood and agreed between the parties to the Agreement that the Shareholders will be at liberty to deal with the Voting Trust Certificates in the way of sale, assignment, pledge, transfer or otherwise as they desire pursuant to the transfer requirements set forth herein and noted on the Certificates.

         7. Trustee's Sale of Shares. During the period of this Agreement, the Trustee shall have the power to sell all or a portion of the deposited shares. In the exercise of this power of sale, the Trustee shall first consult with the Shareholders who hold Voting Trust Certificates to ascertain their desire with respect to the sale and price of the sale, and shall act in accordance with the desires of the Shareholders holding Voting Trust Certificates insofar as good reason and judgment will allow.

                  (a) In case of a sale at any time during the period of this Agreement, the proceeds shall be distributed by the Trustee to and among the Shareholders holding Voting Trust Certificates upon surrender of the Voting Trust Certificates. The proceeds shall be distributed in proportion to the number of shares respectively represented by the Shareholders' Voting Trust Certificates.

         8. Withdrawal of Shares. During the period of this Agreement it is understood and agreed between the parties hereto that the Trustee shall have the exclusive, irrevocable power to sell all or a portion of the shares deposited under this Agreement subject only to the terms of this Section 8. If during the period of this Agreement any Shareholder shall desire to withdraw from the restrictions of this Agreement all or a portion of the shares he or she has deposited, the Shareholder may petition the Trustee for a return of shares. The petition shall be written, shall state the number of shares proposed to be withdrawn and shall be delivered to the Trustee at his principal office at the address shown in Section 4 above. Withdrawal and return of the shares shall require consent of the Trustee, which consent the Trustee, in his sole discretion, may grant or withhold as to all or any portion of the shares requested. The Trustee shall not be liable for the vote for or against withdrawal so long as that vote is cast in good faith.

                  (a) If consent for withdrawal and return is granted, the Trustee, as soon as possible but not later than five (5) business days after consent to the withdrawal and return, shall assign and deliver to the petitioning Shareholder the shares so requested, properly endorsed for transfer to the Shareholder. Simultaneously, the petitioning Shareholder shall surrender to the Trustee for cancellation the Voting Trust Certificates representative of the shares withdrawn.

                  (b) In the event not all of the petitioning Shareholder's shares are withdrawn, the Trustee shall issue to him a new Voting Trust Certificate reflecting the number of shares deposited under the terms of this agreement.

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

         9. Deposit of the Agreement. Immediately upon execution of this Agreement, a true and correct counterpart of this agreement shall be deposited with the Company at its registered office in Provo, Utah. The counterpart so deposited shall be subject to the same rights of examination granted every shareholder of the Company for the examination of the books and records of the Company. Further, the counterpart so deposited shall be subject to examination by any holder of a beneficial interest in the Voting Trust, either in person or by agent or attorney, at a reasonable time for any proper purpose.

         10. Amendment. If at any time the Trustee deems it advisable to amend this Agreement, he shall submit such amendment to the holders of the then outstanding Voting Trust Certificates for their approval at a special meeting called for that purpose. Notice of the time and place of the meeting shall be given by the Trustee by mailing the notice and a copy of the proposed amendment to the last address furnished by the Shareholders to the Trustee. The notice shall be sent by regular first class mail, postage prepaid, not less than ten days before the day specified in the notice as the day of the meeting. If at such special meeting the proposed amendment shall be approved by the affirmative vote of two-thirds of the holders of Voting Trust Certificates, a certificate to that effect, duly verified under oath by the Trustee and the Chairman and Secretary of such meeting, shall be made and deposited in the registered office of the Company in Provo, Utah and the proposed amendment of this Agreement, so approved, shall become a part of this Agreement as if originally incorporated herein

         11. Dissolution. In the event of the dissolution or total or partial liquidation of the Company, the monies, securities or properties received by the Trustee in respect of the stock deposited under this Agreement shall be distributed among the registered holders of Voting Trust Certificates in proportion to the interests as shown by the books of the Trustee.

         12. Extension and Termination.

                  (a) Except to the extent otherwise provided in paragraph 12(b) below, this Agreement shall continue in effect until May 15, 2010. At any time within six-months prior to this date, or at any time within six-months of the expiration of any extension of this Agreement, one or more of the shareholders may, by agreement in writing, extend the duration of this Agreement for an additional period of time not to exceed ten years from the date of the extension. The extension agreement shall not affect the rights or obligations of the Shareholders that are not parties to the extension agreement; and all of those Shareholders shall be entitled to remove their shares from this Trust and promptly to have share certificates reissued in their names.

                  (b) This Agreement and any extension thereof, may be terminated at any time by unanimous written consent of all the Shareholders. Upon receipt of the requisite termination consents from the Shareholders, the Trustee shall promptly mail written notice of the termination to the registered owners of the Voting Trust Certificates at the last address furnished by the Shareholders to the Trustee. After the date specified in this notice (which date shall be fixed by the Trustee), the Voting Trust Certificates shall cease to have any effect, and the holders of the Voting Trust Certificates shall have no further rights under this Agreement other than to receive certificates for

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

shares of stock of the Company or other property distributable under the terms hereof upon the surrender of their respective Voting Trust Certificates.

            13. Trustee.

                  (a) Nothing contained in this Agreement shall deprive the Trustee as an individual of the privilege to be enjoyed by all other depositors of selling or otherwise disposing of the Voting Trust Certificates at his pleasure, or of purchasing additional Voting Trust Certificates, or of purchasing additional stock in the Company and selling it.

                  (b) The Trustee shall serve without compensation for his services as Trustee; however, the Trustee shall be entitled to reimbursement of all reasonable costs and expenses as the Trustee may deem necessary and proper for the performance of this Agreement and carrying this Agreement into effect. Any such expense or charges incurred by and due to the Trustee may be deducted from the dividends or other moneys or property received by the Trustee on the stock deposited hereunder. In the alternative, any liabilities, claims or expenses not so paid may be charged to the Shareholders pro rata and payable as a condition to the withdrawal or return of their deposited shares.

                  (c) The Trustee may at any time resign by delivering to the Shareholders in writing his or her resignation to take effect thirty (30) days after delivery of the resignation. In every case of the death, resignation or vacancy arising through other cause, the vacancy shall be filled by the appointment of the successor Trustee to be made by two-thirds vote of the Shareholders.

            14. Limitation on the Liability of Trustee. In situations where the Trustee must exercise the voting powers of the stock and he cannot reasonably determine how the Shareholders would have him vote and he cannot informally poll the Shareholders, then the Trustee will exercise his best judgment to vote, whether it is for suitable directors that the affairs of the Company shall be properly managed or on other matters which may come before him at any shareholders' meeting. However, it is understood that the Trustee incurs no liability or responsibility by reason of an error of law or of any matter or thing done or omitted under this Agreement, except for his own individual malfeasance.

            15. Limitation of Purpose. It is understood and agreed that this Voting Trust shall not participate in or enter into any business. The sole and only purpose of this Voting Trust is to vote the shares and to grant the power of sale on the conditions set forth in this Agreement and not to carry on any business venture of any kind. The Trustee will be limited to voting the shares and having power of sale.

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

            16. Miscellaneous. This Agreement shall be subject to the laws of the State of Utah. This Agreement may be executed in counterparts.

            This Voting Trust shall be effective the day and year first above written.


                                               /s/ David N. Nemelka
                                               -------------------------------
                                               David N. Nemelka, as Trustee

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

                                    EXHIBIT A
                ONE WORLD ONLINE.COM, INC. VOTING TRUST AGREEMENT
                SHAREHOLDERS AND NUMBER OF SHARES AT MAY 25, 2000


                       Owners of the Beneficial Interests
                              of the Voting Trust

NAME & ADDRESS                      SIGNATURE                   NO. OF SHARES
--------------                      ---------                   -------------

Ingrid F. Nemelka Family Trust     /s/ David R. Nemelka             100,000
1610 East 1600 South               --------------------------
Mapleton, Utah 84663               By:  David R. Nemelka
                                   Its: Trustee


Ingrid F. Nemelka Family Trust     /s/ Ingrid F. Nemelka            100,000
1610 East 1600 South               ---------------------------
Mapleton, Utah 84663               By:  Ingrid F. Nemelka
                                   Its: Trustee


KKT Properties, LLP                /s/ Kelly Thayer                 100,000
3322 North Cottonwood Lane         ---------------------------
Provo, Utah 84604                  By:  Kelly Thayer
                                   Its: General Partner


Nemelka Family Partnership          /s/ David N. Nemelka            100,000
2662 Stonebury Loop Road            --------------------------
Springville, Utah 84663             By:  David N. Nemelka
                                    Its:   General Partner

                                    EXHIBIT B

NUMBER 1                                                          100,000 SHARES


                            VOTING TRUST CERTIFICATE

                  (Common Stock of One World Online.Com, Inc.,
                              a Nevada Corporation)


         This certifies that the Ingrid F. Nemelka Family Trust has deposited 100,000 shares of the Super Voting Preferred Stock $.001 par value of One World Online.Com, Inc., a Nevada corporation, with the Trustee named under a Voting Trust Agreement between David N. Nemelka, Trustee, and certain Shareholders of the Company, dated May 25, 2000. This Certificate and the interest represented by it is transferable only on the books of the Trustee upon the presentation and surrender of this Certificate.

         The holder of this Certificate takes it subject to all the terms and conditions of the Agreement between the Trustee and certain Shareholders of the Company, and becomes a Party to the Agreement, and is entitled to the benefits of the Agreement.

         The Trustee has caused this Certificate to be signed effective the 25th day of May, 2000.

                                                     /s/ David N. Nemelka
                                                     ---------------------------
                                                     David N. Nemelka,  Trustee

                                    EXHIBIT B

NUMBER 2                                                          100,000 SHARES


                            VOTING TRUST CERTIFICATE

                  (Common Stock of One World Online.Com, Inc.,
                              a Nevada Corporation)


         This certifies that KKT Properties, LLP has deposited 100,000 shares of the Super Voting Preferred Stock $.001 par value of One World Online.Com, Inc., a Nevada corporation, with the Trustee named under a Voting Trust Agreement between David N. Nemelka, Trustee, and certain Shareholders of the Company, dated May 25, 2000. This Certificate and the interest represented by it is transferable only on the books of the Trustee upon the presentation and surrender of this Certificate.

         The holder of this Certificate takes it subject to all the terms and conditions of the Agreement between the Trustee and certain Shareholders of the Company, and becomes a Party to the Agreement, and is entitled to the benefits of the Agreement.

         The Trustee has caused this Certificate to be signed effective the 25th day of May, 2000.

                                                    /s/ David N. Nemelka
                                                    ---------------------------
                                                    David N. Nemelka,  Trustee

                                    EXHIBIT B

NUMBER 3                                                          100,000 SHARES


                            VOTING TRUST CERTIFICATE

                  (Common Stock of One World Online.Com, Inc.,
                              a Nevada Corporation)


         This certifies that Nemelka Family Limited Partnership has deposited 100,000 shares of the Super Voting Preferred Stock $.001 par value of One World Online.Com, Inc., a Nevada corporation, with the Trustee named under a Voting Trust Agreement between David N. Nemelka, Trustee, and certain Shareholders of the Company, dated May 25, 2000. This Certificate and the interest represented by it is transferable only on the books of the Trustee upon the presentation and surrender of this Certificate.

         The holder of this Certificate takes it subject to all the terms and conditions of the Agreement between the Trustee and certain Shareholders of the Company, and becomes a Party to the Agreement, and is entitled to the benefits of the Agreement.

         The Trustee has caused this Certificate to be signed effective the 25th day of May, 2000.

                                                     /s/ David N. Nemelka
                                                     --------------------------
                                                     David N. Nemelka, Trustee